EXHIBIT 10.3A

CHS ANNUAL VARIABLE PAY PLAN
APPENDIX FISCAL 2019

Company Return on Invested Capital (ROIC) and Return on Asset (ROA) Goals

Financial Performance Targets	CHS ROIC	CHS ROA	Description	Award as % of Target
Maximum	6.9%	6.9%	Maximum Performance Goal	200%
Target	5.9%	6.1%	Targeted Performance Goal	100%
Threshold	4.9%	5.2%	Minimum Performance Goal	50%

Return on Invested Capital (ROIC) Explanation
ROIC is a measurement of how efficiently the company uses its capital and the level of returns on that capital. It is calculated by dividing net operating profit after tax by funded debt plus equity. Further details on the ROIC calculation, goal determination and goals can be answered by the finance contact for your group. The formula used in the calculation of ROIC is as follows:

ROIC=	Adjusted Net Operating Profit After Tax*
Funded Debt + Equity**

*(Earnings Before Taxes + Interest, Net) * (1- Effective Tax Rate)
**(Average of Beginning and End of Year Funded Debt) + Beginning of Year Equity
Calculation uses FY18 July balance sheet for beginning of year funded debt and beginning of year equity. The FY19 July balance sheet will be used for end of year funded debt. Funded debt is calculated by adding long-long term debt plus the current portion of long-term debt plus any guarantees of funded debt.

Return on Assets (ROA) Explanation
ROA is a measurement of how well a company uses its assets to generate earnings and maximizes returns on owner equity and company assets. It is calculated by dividing operating income by total assets minus working capital liabilities. Further details on the ROA calculation, goal determination and goals can be answered by the finance contact for your group. The formula used in the calculation of ROA is as follows:

ROA=	Adjusted Operating Income*
Net Assets**

*Earnings Before Taxes + Interest, Net + Corporate Indirect Allocations
**Beginning of Year Assets - Beginning of Year Working Capital Liabilities (current liabilities related to the Business Unit business activities excluding financing)
Calculation uses FY18 July balance sheet to determine net assets. For individual Business Unit calculations interest income is not netted against interest expense.

EXHIBIT 10.3A

Award Opportunity Example

This is an example for a participant with a $70,000 pay basis and a 5% target award opportunity.

Financial Performance Targets	Award Opportunity Percentage	Calculation	Earned Award Amount
Maximum	10.0%	$70,000 x 10.0%	$7,000
Target	5.0%	$70,000 x 5.0%	$3,500
Threshold	2.5%	$70,000 x 2.5%	$1,750

Award Calculation Example - Threshold Performance Attained
This is an example for a Business Unit participant with a $70,000 pay basis and a 5% target award opportunity.

Plan Goals	Goal Weighting	Award Opportunity	X	Award as % of Target	=	Earned Award Amount
CHS ROIC	10%	$350	X	90%	=	$315
Business Unit ROA	60%	$2,100	X	100%	=	$2,100
Individual Performance	30%	$1,050	X	170%	=	$1,785
Totals	100%	$3,500				$4,200

This is an example for a Corporate participant with a $70,000 pay basis and a 5% target award opportunity.

Plan Goals	Goal Weighting	Award Opportunity	X	Award as % of Target	=	Earned Award Amount
CHS ROIC	60%	$2,100	X	90%	=	$1,890
Enterprise ROA	10%	$350	X	100%	=	$350
Individual Performance	30%	$1,050	X	170%	=	$1,785
Totals	100%	$3,500				$4,025

Award Calculation Example - Threshold Performance Not Attained
This is an example for Business Unit participant with a $70,000 pay basis and a 5% target award opportunity.

Plan Goals	Goal Weighting	Award Opportunity	X	Award as % of Target	=	Earned Award Amount
CHS ROIC	10%	$350	X	0%	=	$0
Business Unit ROA	60%	$2,100	X	110%	=	$2,310
Individual Performance	30%	$1,050	X	0%	=	$0
Totals	100%	$3,500				$2,310